SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

UNITED STATIONERS INC.

(Exact name of Registrant as Specified in Its Charter)

Deleware	0-10653	36-3141189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 627-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

United Stationers Inc.

Item 2.02	Results of Operations and Financial Condition.

The following information, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 16, 2015, United Stationers Inc. (the “Registrant”) issued a press release announcing its financial results for the three- and twelve-month periods ended December 31, 2014. A copy of the Registrant’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. In addition, a slide presentation summarizing earnings and financial results is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 10, 2015, the Finance Committee of the Registrant’s Board of Directors approved a plan to sell its Mexican subsidiary after concluding the subsidiary, Azerty de Mexico, S.A. de C.V., was no longer strategic to the Registrant’s long-term business plans. The Registrant expects to complete disposal of the entity by the end of 2015. The disposition is expected to result in a pre-tax non-cash charge in the first quarter of 2015 of $12 million to $16 million, in addition to transaction expenses and foreign exchange rate volatility.

On February 11, 2015, the Registrant’s management committed to a workforce and facility consolidation plan designed to reposition the Registrant’s business, provide enhanced customer service, and create sustained long-term success. This repositioning and restructuring plan is expected to commence  in the first quarter of 2015 and continue through the first quarter of 2016. The Registrant estimates the total 2015 pre-tax cash expense associated with this plan will be approximately $9 million, with $6 million relating to workforce reductions and $3 million relating to facility closures.

Item 2.06	Material Impairments.

On February 11, 2015, the Registrant’s management approved a plan to rebrand the Registrant and its major operating subsidiaries to reflect that the Registrant has diversified its portfolio well beyond its office products foundations. Accordingly, in the first quarter of 2015 the useful lives of certain intangible assets—the Registrant’s ORS Nasco and OKI brands—will be reduced. In the first quarter of 2015 the Registrant anticipates recording a pre-tax non-cash impairment charge related to these assets of $9 million to $10 million, with a total pre-tax non-cash impact related to these assets of approximately $12 million in 2015.

Statements in this Form 8-K regarding the expected charges related to the events described above in Items 2.05 and 2.06 are forward-looking statements, and involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. The most important risks and uncertainties include those relating to the charges to be incurred and the consequences of the events described above and the risks described in the Registrant’s filings with the Securities and Exchange Commission. The forward-looking statements are made as of this date only, and the Registrant does not undertake to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1*	Press Release, dated February 16, 2015, announcing financial results for the three- and twelve-month periods ended December 31, 2014.

99.2*	Earnings Presentation, a slide presentation summarizing earnings and financial results.

* — Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Date:	February 17, 2015	By:	/s/ Todd A. Shelton
Todd A. Shelton
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

(d) Exhibits

Exhibit Number	Description
99.1*	Press Release, dated February 16, 2015, announcing financial results for the three- and twelve-month periods ended December 31, 2014.

99.2*	Earnings Presentation, a slide presentation summarizing earnings and financial results.

* — Included herewith.